Exhibit 99.1

Press Release

RONA FAIRHEAD APPOINTED TO INTERACTIVE DATA

BOARD OF DIRECTORS

BEDFORD, Mass – February 20, 2007 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related services to financial institutions, active traders and individual investors, today announced that Rona Fairhead was appointed to the Company’s Board of Directors as one of five Pearson-affiliated directors. Her appointment fills the vacancy created by the resignation of John Fallon, which was announced on February 12.

Fairhead, 44, is chief executive officer of the Financial Times Group where she is responsible for overseeing the Financial Times, Pearson’s international business newspapers and financial magazines, as well as its interests in Interactive Data, FTSE, which is owned jointly with the London Stock Exchange, and The Economist Group. Fairhead joined Pearson in October 2001 as deputy finance director, became chief financial officer in June 2002 and was appointed chief executive of the Financial Times Group in June 2006. She serves on the Pearson board and is also a member of the Pearson management committee. She was appointed a non-executive director of HSBC Holdings plc in 2004.

“We welcome Rona to the Interactive Data Board,” stated John Makinson, chairman of the Company’s Board of Directors. “Since becoming chief executive of the FT Group, she has naturally spent considerable time learning more about Interactive Data’s business. I am confident that Rona’s insights and counsel will be very valuable in helping Interactive Data develop, refine and implement the strategies necessary to achieve its business and financial objectives.”

Before joining Pearson, Fairhead was executive vice president, strategy and group financial control and a member of the Executive Board at ICI plc, the international specialty chemicals and paints company. Prior to her six years at ICI, she was a senior executive in the aerospace industry, working for Bombardier/Shorts Aerospace and British Aerospace. In her early career she worked for Bain & Co and Morgan Stanley. Fairhead has a law degree from Cambridge University and an MBA from Harvard Business School.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act and laws. These statements include our statement regarding Ms. Fairhead’s role in helping Interactive Data achieve its business and financial objectives. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the presence of competitors with greater financial resources than ours and their strategic response to our services and offerings; (ii) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities; (iii) our ability to maintain relationships with our key suppliers and providers of financial market data; (iv) our ability to maintain our relationships with service bureaus and custodian banks; (v) a decline in activity levels in the securities markets; (vi) consolidation of financial services companies, both within an industry and across industries; (vii) the continuing impact of cost-containment pressures across the industries we serve; (viii) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete; (ix) our ability to develop new and enhanced service offerings and our ability to market and sell those new and enhanced offerings successfully to new and existing customers; (x) our ability to negotiate and enter into strategic alliances or acquisitions on favorable terms, if at all; (xi) our ability to derive the anticipated benefits from our strategic alliances or acquisitions in the desired time frame, if at all; (xii) potential regulatory investigations of us or our customers relating to our services; (xiii) the regulatory requirements applicable to our business, including our FT Interactive Data Corporation subsidiary, which is a registered investment adviser; (xiv) our ability to attract and retain key personnel; (xv) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and (xvi) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related services to financial institutions, active traders and individual investors. The Company’s businesses supply time-sensitive pricing, evaluations and reference data for more than 3.5 million securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Through its businesses, FT Interactive Data, ComStock, CMS BondEdge and eSignal, Interactive Data has approximately 2,200 employees in offices located throughout North America, Europe, Asia and Australia, and is headquartered in Bedford, MA. Pearson plc (NYSE: PSO; LSE:PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, owns approximately 62 percent of the outstanding common stock of Interactive Data Corporation. For more information, please visit www.interactivedata.com.

The FT Interactive Data business includes FT Interactive Data Corporation, a Delaware corporation. The ComStock business includes ComStock, Inc., a New York corporation.

COMPANY CONTACTS Investors: Andrew Kramer Director of Investor Relations 781-687-8306 andrew.kramer@interactivedata.com	Media: John Coffey Manager, Public Relations 781-687-8148 john.coffey@interactivedata.com

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